EX-31 Rule 13a-14(d)/15d-14(d) Certification.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the WFRBS Commercial Mortgage Trust 2013-C14 (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of  compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: CoreLogic Commercial Real Estate Services, Inc. as Vendor for Wells Fargo as Master Servicer and General Master Servicer, National Tax Search, LLC as Vendor for Wells Fargo as Master Servicer and General Master Servicer, Park Bridge Lender Services LLC as Trust Advisor for the Cumberland Mall Mortgage Loan and the 100 and 150 South Wacker Drive Mortgage Loan, Pentalpha Surveillance LLC as Trust Advisor, Rialto Capital Advisors, LLC as Special Servicer, Prudential Asset Resources, Inc., as Primary Servicer, Rialto Capital Advisors, LLC as Special Servicer for the 100 & 150 South Wacker Drive & Cumberland Mall Mortgage Loans, Wells Fargo Bank, N.A. as Custodian for the 100 & 150 South Wacker Drive & Cumberland Mall Mortgage Loans, Wells Fargo Bank, N.A. as Master Servicer for the 100 & 150 South Wacker Drive & Cumberland Mall Mortgage Loans and Wells Fargo Bank, N.A., as Certificate Administrator and Trustee for the 100 & 150 South Wacker Drive  & Cumberland Mall Mortgage Loans.

Dated:   August 29, 2014

/s/ Anthony Sfarra
Signature

President
(senior officer in charge of securitization of the depositor)